                                                                                                                              Page 1
Chase Manhattan Auto Owner Trust 1998-A
                                                                                   Statement to Certificateholders
                                                                                   June 15 2000


        DISTRIBUTION IN DOLLARS
              ORIGINAL            PRIOR                                                                              CURRENT
              FACE                PRINCIPAL                                                       REALIZED DEFERRED  PRINCIPAL
CLASS         VALUE               BALANCE         PRINCIPAL       INTEREST          TOTAL         LOSES    INTEREST  BALANCE

A1              238,000,000.00              0.00            0.00             0.00           0.00   0.00    0.00                0.00
A2              204,000,000.00              0.00            0.00             0.00           0.00   0.00    0.00                0.00
A3              294,000,000.00     66,180,977.76   18,885,381.39       314,359.64  19,199,741.03   0.00    0.00       47,295,596.37
A4              246,000,000.00    246,000,000.00            0.00     1,189,000.00   1,189,000.00   0.00    0.00      246,000,000.00
B1               30,620,164.79     30,620,164.79            0.00       153,100.82     153,100.82   0.00    0.00       30,620,164.79
TOTALS        1,012,620,164.79    342,801,142.55   18,885,381.39     1,656,460.46  20,541,841.85   0.00    0.00      323,915,761.16

    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                  PASS-THROUGH RATES
              PRIOR                                                               CURRENT                          CURRENT
              PRINCIPAL                                                           PRINCIPAL       CLASS            PASS THRU
 CLASS        FACTOR               PRINCIPAL        INTEREST        TOTAL         FACTOR                           RATE
A1                0.00000000        0.00000000      0.00000000       0.00000000       0.00000000     A1            5.549000 %
A2                0.00000000        0.00000000      0.00000000       0.00000000       0.00000000     A2            5.679000 %
A3              225.10536653       64.23599112      1.06925048      65.30524160     160.86937541     A3            5.700000 %
A4            1,000.00000000        0.00000000      4.83333333       4.83333333   1,000.00000000     A4            5.800000 %
B1            1,000.00000000        0.00000000      4.99999987       4.99999987   1,000.00000000     B1            6.000000 %
TOTALS          338.52885264       18.65001513      1.63581619      20.28583132     319.87883752



IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
Kimberly  Costa
The Chase Manhattan Bank - Structured Finance Services
450 W. 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-3247
Email: kimberly.k.costa@chase.com

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 2
Chase Manhattan Auto Owner Trust 1998-A
                                  June 15 2000
                         STATEMENT TO CERTIFICATEHOLDERS


                                       Due Period                                                        28
                                       Due Period Beginning Date                                   05/01/00
                                       Due Period End Date                                         05/31/00
                                       Determination Date                                          06/09/00
Section 5.8(iii)         Servicing Fee                                                           285,667.62
Section 5.8(iii)         Servicing Fee per $1000                                                 0.28210738

Section 5.8(iv)          Administration Fee                                                        1,000.00
Section 5.8(iv)          Administration Fee per $1000                                            0.00098754

Section 5.8(vi)          Pool Balance at the end of the Collection Period                    323,915,761.16

Section 5.8(vii)         Repurchase Amounts for Repurchased Receivable
                         By Seller                                                                     0.00
                         By Servicer                                                             105,485.18
                         TOTAL                                                                   105,485.18

Section 5.8(viii)        Realized Net Losses for Collection Period                               252,732.14

Section 5.8(ix)          Reserve Account Balance after Disbursement                            9,717,472.83

Section 5.8(x)           Specified Reserve Account Balance                                     9,717,472.83

Section 5.8(xi)          Total Distribution Amount                                            21,301,411.87
                         Servicing Fee                                                           285,667.62
                         Administration Fee                                                        1,000.00
                         Noteholders Distribution Amount                                      20,388,741.03
                                                            (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 3
Chase Manhattan Auto Owner Trust 1998-A


                                  June 15 2000
                               Certficateholders Distribution Amount         153,100.82
                               Deposit to Reserve Account                    472,902.40





                                         (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 4
Chase Manhattan Auto Owner Trust 1998-A

                                                                                   June 15 2000

                                                                                   MONTHLY SERVICER REPORT
I. Avaliable Amount in the Collection Accont

                A.Credits

                                        1. Payments from Obligors Applied to Collection Period
                                                              a. Principal Payments                          18,461,986.55
                                                              b. Other Interest Payments                      2,668,501.90
                                                              c. Total                                       21,130,488.45

                                        2. Proceeds from Repurchased Receivables
                                                              a. Principal Before Cutoff Date                         0.00
                                                              b. Interest Before Cutoff Date                          0.00
                                                              c. Principal Payments                             105,485.18
                                                              d. Recovery of Advance                                  0.00
                                                              e. Other Interest Payments                              0.00
                                                              f. Total                                          105,485.18

                                        3. Reversal from Defaulted Contracts                                          0.00

                                        4. Recovery of Defaulted Receivables                                     65,438.24

                                        5. Advance Recoveries Before Cutoff Date
                                                              a. Principal                                          573.51
                                                              b. Interest                                             0.00
                                                              c. Total                                              573.51

                                        6. Net Adjustments                                                            0.00

                                        7.  Reserve Fund Transfer Amount                                              0.00



                                                                            (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 5
Chase Manhattan Auto Owner Trust 1998-A


                                                                                   June 15 2000


                                        8. Overpayment From Obligors                                           0.00

                                        9. Total Credits                                               21,301,985.38

                B. Debits

                                        1. Overpayments From Obligors                                           0.00

                                        2. Advance Recovery Amount Before Cutoff Data to Seller
                                                              a. Principal                                    573.51
                                                              b. Interest.                                      0.00
                                                              c. Total                                        573.51

                                        3. Reversal of Defaulted Contracts                                      0.00

                                        4. Total Debits                                                       573.51

                C. Total Available Amount (Lines A-B)                                                  21,301,411.87


                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION